Filed Pursuant to Rule 424(b)(3)

1933 Act File No. 333-297663

October 19, 2026

SUPPLEMENT TO THE

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI")

DATED JULY 24, 2026, AS SUPPLEMENTED TO DATE

This Supplement contains new and additional information and should be read in connection with your Prospectus and SAI.

SUBSCRIPTION PROCESSING DURING TRANSITION PERIOD

In connection with the anticipated transition of the Hartford Schroders Private Opportunities Fund’s (the “Fund”) operations and shareholder servicing platform, subscription documentation and corresponding subscription proceeds must be received by the Fund no later than October 28, 2026 for an investor to become a shareholder of record as of November 1, 2026.

The Fund will not accept subscription requests received after October 28, 2026 through November 13, 2026. The Fund will resume accepting subscription requests on November 16, 2026, subject to the limitations and conditions described in the Fund’s Prospectus and SAI.

This Supplement should be retained with your Prospectus and SAI for future reference.

HV-7802	October 2026